 UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

BARNWELL INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

NED L. SHERWOOD NLS ADVISORY GROUP, INC. MRMP-MANAGERS LLC BRADLEY M. TIRPAK SCOTT D. KEPNER DOUGLAS N. WOODRUM PHILLIP J. MCPHERSON

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Ned L. Sherwood, Bradley M. Tirpak, NLS Advisory Group, Inc., and MRMP-Managers LLC have filed with the SEC, and mailed to shareholders, a definitive proxy statement and a blue proxy card in connection with their solicitation of votes for the election of director nominees at the 2020 annual meeting of shareholders of Barnwell Industries, Inc.

A script for making calls related to their definitive proxy statement follows:

1.	I am calling on behalf of MRMP, Ned Sherwood and Brad Tirpak to speak with you about Barnwell Industries.

2.	We recently filed a proxy to elect a new board because we are unhappy with the company performance.

3.	You should be receiving a notice from your broker on how to vote….

4.	Please vote on the Blue proxy card for Ned Sherwood and Brad Tirpak and their nominees on the Blue card.

5.	If you would like to discuss their plans, or have any questions on how to vote, please call me at 646-921-2080 and I will arrange a phone call.

__________________

Ned L. Sherwood, Bradley M. Tirpak, NLS Advisory Group, Inc., and MRMP-Managers LLC have filed with the SEC, and mailed to shareholders on or about March 4, 2020, a definitive proxy statement and a blue proxy card in connection with their solicitation of votes for the election of director nominees at the 2020 annual meeting of shareholders of Barnwell Industries, Inc. Ned L. Sherwood Revocable Trust, of which Ned L. Sherwood is the beneficiary and the trustee, holds 238,038 shares of common stock of Barnwell, and MRMP-Managers LLC, of which Mr. Sherwood is the Chief Investment Officer, holds 1,000,211.138 shares of common stock of Barnwell. Mr. Sherwood is deemed to beneficially own all of these shares. Bradley M. Tirpak holds 34,127 shares of common stock of Barnwell. Ned L. Sherwood, Bradley M. Tirpak, NLS Advisory Group, Inc., and MRMP-Managers LLC, and their nominees to the Barnwell board are the participants in this proxy solicitation. Information regarding the participants and their interests in the solicitation is included in their proxy statement and other materials filed with the SEC.

SHAREHOLDERS OF BARNWELL SHOULD READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS CAREFULLY AND IN THEIR ENTIRETY AS THEY BECOME AVAILABLE AS THEY CONTAIN IMPORTANT INFORMATION RELATING TO THE ANNUAL MEETING, THE NOMINEES TO THE BOARD, AND SOLICITATION OF PROXIES. THESE PROXY MATERIALS ARE AVAILABLE AT NO CHARGE ON THE SEC’S WEBSITE AT WWW.SEC.GOV OR FROM ALLIANCE ADVISORS, LLC.

Contacts:

Peter Casey

Alliance Advisors

(800) 574-5961

pcasey@allianceadvisors.com

Maria Andriasova

NLS Advisory Group, Inc.

(646) 921-2080

mandriasova@SherwoodFamilyOffice.com